SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 29, 2003
Date of Report (Date of earliest event reported)

Commission File Number 000-32127

GUIDELINE CAPITAL, INC.
(Exact name of small business issuer as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	86-1004672 (IRS Employer Identification No.)

1607 N.E. 41st Avenue
Portland, Oregon  97232
(Address of principal executive offices)

(888) 466-5731
(Issuer's telephone number)

Item 5.         Other Events.

On August 29, 2003, Guideline Capital, Inc. released The Arches Group, Inc. from all of its obligations to transfer any of its rights in any agreements with Dr. Marius Paul, Anna Paul, and Energy Supreme, LLC and Mar Paul to Guideline Capital, Inc.  The purchase of 18,000,000 shares consisting of all issued and outstanding shares of the Arches Group, Inc. for 18,000,000 shares of common stock in Guideline Capital, Inc. on the 24th day of July, 2003, remains in effect.

Guideline Capital, Inc.

By:/s/ Ernest J. Wesson
      Ernest J. Wesson, President

Dated:  September 25, 2003